Exhibit  99.1

Xynomic Dosed First Patient in Phase 1/2 Lymphoma Trial

RALEIGH, N.C. and SHANGHAI, June 6, 2019 (GLOBE NEWSWIRE) -- Xynomic Pharmaceuticals Holdings, Inc. (“Xynomic”, Nasdaq: XYN), a clinical stage US-China oncology drug development company, announced that Xynomic has dosed the first patient in a Phase 1/2 trial that combines abexinostat with ibrutinib in patients with relapsed/refractory mantle cell lymphoma (“r/r MCL”) or relapsed/refractory diffuse large B-cell lymphoma (“r/r DLBCL”) at Memorial Sloan Kettering Cancer Center (MSK). This trial will enroll approximately 40 patients to assess the safety and efficacy of the combination in patients with r/r MCL or r/r DLBCL. This trial will also explore the biologic predictors of response and resistance to dual B-cell receptor (BCR) and histone deacetylase (HDAC) inhibition. Janssen Biotech, Inc. is providing ibrutinib as part of the study, with Xynomic providing abexinostat and funding support for the trial being conducted at MSK.

Mantle cell lymphoma (MCL) has an annual incidence of approximately 6,500 in G7 countries, according to DR/Decision Resources, LLC. Ibrutinib has been approved by the United States Food and Drug Administration (FDA) for relapsed MCL and has response rates of 60-70% and median duration of response of 18 months. Abexinostat as a mono therapy has been shown to have response rate of 15.4% (7.7% complete response and 7.7% partial response) in r/r MCL patients. Researchers at MSK are testing whether abexinostat/ibrutinib combo could potentially improve response rates and duration of responses in r/r MCL patients, subject to the assessment upon the completion of the trial.

Diffuse large B-cell lymphoma (DLBCL) is the most common aggressive non-Hodgkin’s lymphoma (NHL) subtype according to the Leukemia & Lymphoma Society (LLS). Researchers at MSK have shown preclinical data demonstrating that dual targeting of Bruton’s tyrosine kinase (BTK) in the BCR pathway with ibrutinib and inhibition of MyD88-driven NF-kB activation with a HDAC inhibitor lead to synergistic anti-lymphoma activity in MyD88 mutated, ABC-subtype DLBCL both in vitro and in vivo.

Abexinostat is a novel HDAC inhibitor in global pivotal trials against NHL and renal cell carcinoma. Ibrutinib is a first-in-class BTK inhibitor jointly developed and commercialized as IMBRUVICA® by Janssen Biotech, Inc. and Pharmacyclics LLC, an AbbVie company and has been approved for multiple hematological malignances and chronic graft-versus-host-disease (cGVHD).

About Xynomic Pharmaceuticals Holdings, Inc.

Xynomic Pharmaceuticals Holdings, Inc. is a clinical stage oncology-focused biopharmaceutical company. Its current pipeline mainly consists of 3 drug candidates; Xynomic owns global exclusive development, manufacturing and commercialization rights to each of these. Its lead drug candidate abexinostat is in global potentially pivotal clinical trials against renal cell carcinoma (in combination with pazopanib) and non-Hodgkin’s lymphoma (as a single agent). Xynomic Pharma’s other clinical stage drug candidate XP-105 (BI 860585) is a Phase 2 ready, ATP-competitive mTORC1/2 inhibitor against solid tumors. Xynomic’s pre-clinical oncology drug candidate XP-102 (BI 882370) is a pan-RAF inhibitor.

Use of Forward-Looking Statements

This press release contains “forward-looking” statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Xynomic has based these forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks related Xynomic’s financial position and need for additional capital to complete the planned trials and support its continuing operation, risks related to uncertainty in maintaining and obtaining regulatory approval and ultimately commercialize its drug candidates or delays in doing so; and the risks more fully described in Xynomic’s Prospectus (file No. 333-229127) and other filings that Xynomic may make with the SEC in the future. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Investor Relations, Media, and Business Development Contact:
angela.feng@xynomicpharma.com